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As filed with the Securities and Exchange Commission on July 16, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2001

DMC STRATEX NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
0-15895 (Commission File Number)	77-0016028 (I.R.S. Employer Identification No.)
170 Rose Orchard Way, San Jose, CA (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-0777 (Registrant's Telephone Number, Including Area Code)

Item 5  Other Events.

    On June 21, 2001 and June 29, 2001, DMC Stratex Networks, Inc., a Delaware corporation (the "Company"), issued press releases, filed as Exhibits 99.1 and 99.2 to this report, respectively, announcing the Company's first quarter revenue and earnings expectations and announcing that the Company's plan to consolidate its major United States operations.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated June 21, 2001
99.2	Press Release of the Company, dated June 29, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC SRATEX NETWORKS, INC.
Date: July 16, 2001	By:	/s/ CARL A. THOMSEN Carl A. Thomsen Senior Vice President, Chief Financial Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by the Company on June 21, 2001
99.2	Press Release issued by the Company on June 29, 2001

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  Item 5 Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX OF EXHIBITS